     As filed with the Securities and Exchange Commission on July 17, 1998.

                                                      Registration No. 333-38847
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              IRT PROPERTY COMPANY
             (Exact name of registrant as specified in its charter)

                               ------------------

                     GEORGIA                          58-1366611
         (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)        Identification Number)

                               ------------------

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                              W. BENJAMIN JONES III
                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                             RALPH F. MACDONALD, III
                                 MARK C. KANALY
                                ALSTON & BIRD LLP
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30909-3424
                                 (404) 881-7000

                               ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRATION STATEMENT OF IRT PROPERTY COMPANY (FILE NO. 33-65604) FILED UNDER THE SECURITIES ACT AND DECLARED EFFECTIVE ON JULY 6, 1993, AND CONSTITUTES COMPLIANCE WITH THE UNDERTAKINGS INCLUDED THEREIN.
================================================================================

PROSPECTUS
                                                                      [IRT LOGO]

                              IRT PROPERTY COMPANY
                           DIVIDEND REINVESTMENT PLAN
                        1,000,000 SHARES OF COMMON STOCK

     The Dividend Reinvestment Plan (the "Plan") of IRT Property Company (the "Company") provides holders of its $1.00 par value common stock (the "Common Stock" or the "Shares") with a simple and convenient method of reinvesting cash dividends to purchase additional shares of Common Stock without fees of any kind. All shareholders of record owning at least 100 Shares are eligible to join or continue to participate in the Plan; provided that a participant must be enrolled in the Plan for at least 30 days prior to the payment date for each dividend to permit reinvestment of such participant's Common Stock dividends under the Plan. Banks, brokers and other entities that hold Shares as a nominee for shareholders, whether in brokerage accounts or otherwise, may not participate in the Plan. Terms used but not defined on this summary page shall have the meanings attributed to them elsewhere in this Prospectus.

     Participants in the Plan may elect:

     FULL DIVIDEND REINVESTMENT - Reinvest dividends on all shares of Common Stock held.

     PARTIAL DIVIDEND REINVESTMENT - Reinvest dividends on less than all shares of Common Stock held and continue to receive cash dividends on the other shares of Common Stock.

     Cash dividends on Shares held in the participant's account under the Plan are automatically reinvested to purchase additional shares of Common Stock. The amount of any dividend reinvested will be reduced if necessary to comply with any applicable United States federal income tax withholding requirements.

     Purchases of Shares under the Plan are made through the Agent, SunTrust Bank, Atlanta, from either authorized but previously unissued Shares, Shares held as treasury stock, or from Shares purchased on the open market. Under the Plan, the purchase price (the "Purchase Price") at which Shares purchased from the Company, including Shares held by the Company as treasury stock, will be credited to your Plan account is equal to the greater of: (i) the average of the daily high and low sales prices of the Common Stock reported on the New York Stock Exchange, Inc. (the "NYSE") during the Pricing Period, or (ii) the average of the daily high and low sales price of the Common Stock reported on the NYSE on the dividend payment date. The Purchase Price for Shares purchased on the open market, whether on a securities exchange, or over-the-counter or other market where such Shares are traded, in negotiated transactions, or otherwise than from the Company, is the weighted average price paid for such Shares. See "5. Price of Shares."

     This Prospectus relates to the offer and sale (the "Offering") of up to 1,000,000 Shares pursuant to the Plan. IT IS SUGGESTED THAT YOU READ THIS PROSPECTUS CAREFULLY AND THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

     In order to maintain its qualification as a real estate investment trust for federal income tax purposes, the Company's Amended and Restated Articles of Incorporation and By-Laws impose various restrictions relating to the transfer and ownership of its capital stock, including, among other things, certain limitations on the number of shares of capital stock that may be owned by any single person or affiliated group. See "Documents Incorporated by Reference."

                            -------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                  THE DATE OF THIS PROSPECTUS IS JULY 17, 1998

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements, registration statements and other information filed electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document. For further information pertaining to the Company and the Common Stock, reference is made to such Registration Statement and the schedules and exhibits thereto, which may be inspected without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "IRT." Reports, proxy statements, and other information concerning the Company may be inspected and copied at prescribed rates at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Certain financial and other information relating to the Company is contained in the documents indicated below under "Documents Incorporated by Reference."

         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain matters discussed under the caption "The Company" and elsewhere in this Prospectus and the information incorporated by reference herein, including, without limitation, demographic projections, and strategic initiatives, may constitute forward-looking statements for purposes of the Securities Act and the Exchange Act, and as such may involve known and unknown risks. Uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company's expectations are disclosed or incorporated by reference in this Prospectus ("Cautionary Statements"), including, without limitation, changes in tax laws or regulation; vacancies and lease renewals; tenant closings; the financial condition (including effects of possible mergers or bankruptcies) of tenants; competition; changes in national and local economic conditions; possible environmental liabilities; and those statements made in conjunction with the forward-looking statements included herein and in the documents incorporated herein by reference. All written and verbal forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

          (a) The Company's Annual Report on Form 10-K (Commission File No. 1-7859) for the fiscal year ended December 31, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

          (c) The description of the Company's Common Stock, including the related description of certain federal income tax considerations, contained in the Company's Registration Statement on Form S-3, dated March 24, 1998 (Commission File No. 333-4857), including all amendments or reports filed for the purpose of updating such description.

     Each document filed subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company will furnish without charge to each person to whom this Prospectus is delivered (including any beneficial owner), upon his or her oral or written request, a copy of any or all of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into any of the documents incorporated by reference). Requests should be directed to W. Benjamin Jones III, Executive Vice President, IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, telephone number (770) 955-4406.

                                   THE COMPANY

     The Company is an owner, operator and redeveloper of neighborhood and community shopping centers. Founded in 1969 and based in Atlanta, Georgia, IRT is a self-administered and self-managed real estate investment trust ("REIT"), with acquisition, development, redevelopment, financing, property management and leasing capabilities. In order to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the Company must satisfy various tests, including tests related to the source and amount of its income, the nature of its assets, and its stock ownership.

     The Company focuses on neighborhood and community shopping centers, primarily in the Southeastern United States; however, the Company will consider portfolio acquisitions in other regions under circumstances which will allow it to establish and maintain a regional presence. Such focus allows and will allow the Company to establish and maintain strong working relationships with major national and regional retailers which serve such present and future regional markets. The Company's leading tenants include supermarkets such as Publix, Kroger, Winn-Dixie, Delchamps, Harris Teeter and Food Lion; drug stores such as CVS, Eckerd and Rite Aid; and national retailers such as Wal-Mart and Kmart. The Company conducts its operations in order to qualify as a REIT under the Code. The Company's principal executive offices are located at 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, and its telephone number is (770) 955-4406.

                             DESCRIPTION OF THE PLAN

     The Plan originally became effective on August 9, 1982, and has been amended several times since. All amendments to the Plan as of the date of this Prospectus have been incorporated herein and the provisions of the Plan, as amended, are set forth below.

1.   PURPOSE

     The purpose of this Plan is to provide long-term holders of record of the Company's Common Stock with a simple and convenient method of reinvesting dividends and other distributions paid in cash ("dividends") in additional shares of Common Stock without payment of any brokerage commissions or service charges on purchases of such Shares. Since dividends will be paid on all whole and fractional Shares acquired under the Plan, you will have full earning power on your investment without delay. The Company will use the proceeds (after Plan expenses) of any Shares purchased by the Plan from the Company for general corporate purposes. The Company will receive no proceeds from Shares purchased by the Plan in the open market, whether on a securities exchange over-the-counter or other market where such Shares are traded, in negotiated transactions, or otherwise than from the Company. The Plan is not intended for, and should not be used by, persons seeking short-term positions in the Common Stock. The Company reserves the right to exclude persons from participating in the Plan for any reason, including those seeking to use such Shares for arbitrage or short-term trading purposes.

2.   ADVANTAGES AND DISADVANTAGES OF THE PLAN

     The primary advantages of the Plan are:

     - You may have cash dividends on all or a designated portion of your shares of Common Stock automatically reinvested in additional shares of the Company's Common Stock.

     - No commissions or service charges will be paid by you in connection with purchases of Shares under the Plan.

     - Your funds will be fully invested because the Plan permits the holding of fractional and whole Shares.

     - You will avoid the need for safekeeping of Share certificates for Shares credited to your account under the Plan.

     - Regular statements from the Agent, reflecting all current activity, including purchases and latest balance and, if applicable, amounts withheld in conformity with any United States federal income tax requirements, will simplify your personal record keeping.

     The primary disadvantages of the Plan are:

     - The Purchase Price for Shares under the Plan will vary and cannot be predicted. Such Purchase Price may be different from (more or less than) the price of acquiring Shares on the open market on the related dividend payment date.

     - Your investment in the Company's Shares will be exposed to changes in market conditions and changes in the market value of the Shares. Your ability to liquidate or otherwise dispose of Shares under the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. See "10. Withdrawal from the Plan."

     - No interest will be paid on dividends held by the Agent pending investment.

3.   ADMINISTRATION

     SunTrust Bank, Atlanta (the "Agent") will administer the Plan and make purchases of Shares as Agent for participants. The Agent will keep a record of each Plan participant's activity in the Plan and send a statement of account following each dividend reinvestment date.

     The Agent shall establish a separate individual account for each participant. All reinvested funds received by the Agent shall be credited to the individual account of each participant in the amount to which each such participant is entitled. Such reinvested funds will be invested in the purchase of additional Shares for Plan accounts by the Agent.

4.   SHAREHOLDER PARTICIPATION

     A.   Shareholders of Record

     All Company shareholders of record (excluding banks, brokers and other entities that hold Shares as a nominee for shareholders, whether in brokerage accounts or otherwise) owning at least 100 Shares are eligible to participate and may join the Plan by signing an Authorization Card and returning it to the Agent. When shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign in their respective capacities shown on their certificates.

     Enrollment in the Plan will commence upon review and acceptance by the Agent of a properly executed Authorization Card. However, as more fully described herein, a shareholder of record will not become eligible to participate in the Plan until the expiration of 30 days following enrollment in the Plan. During such period, any dividends or other distributions on a participant's Common Stock will be delivered directly to the participant and will not be eligible for reinvestment under the Plan.

     You may obtain an Authorization Card at any time by writing either the Company or the Agent, as follows:

           IRT Property Company                                    SunTrust Bank, Atlanta
           200 Galleria Parkway                                    IRT Dividend Reinvestment Plan
           Suite 1400                             or               P.O. Box 4625
           Atlanta, Georgia  30339                                 Atlanta, Georgia  30302
           (770) 955-4406                                          (404) 588-7822

     Partial participation in the Plan by a shareholder of record is possible. If you are a shareholder of record and you want to reinvest the dividends on only some of your Shares, you must sign the Authorization Card and indicate under "Partial Dividend Reinvestment" the number of Shares on which dividends are to be reinvested rather than paid. However, dividends on Shares purchased with reinvested dividends shall be applied to the purchase of additional shares of Common Stock. The Company reserves the right to amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any or all participants, at any time for any reason, as more fully described in "15. Amendment, Modification, Suspension, Termination and Interpretation of the Plan."

     Dividends paid on whole and fractional Shares held by the Agent for your account in the Plan will be reinvested automatically. Shareholders of record may join the Plan or change their reinvestment options under the Plan at any time by delivery of an Authorization Card to the Agent. If the signed Authorization Card is received by the Agent on or before the record date for the next dividend payment, and you have been enrolled in the Plan for at least 30 days prior to the payment date for such dividend, reinvestment of your dividends will begin with such dividend payment. If the Authorization Card is received after that record date or less than 30 days prior to that dividend payment date, reinvestment of your dividends will begin with the second succeeding dividend payment.

     Shareholders who intend to enroll all of their Shares in the Plan and who have received more than one Authorization Card as a result of such shares being registered in different names or addresses must return all such Authorization Cards. Shareholders may consolidate their accounts by so advising the Agent of their intent in writing and completing any requirements specified by the Agent.

     An Authorization Card will not be accepted from or on behalf of any shareholder who the Company or the Agent has reason to believe is not eligible to participate in the Plan, and the Company reserves the right to exclude shareholders from the Plan, or to terminate participation by any shareholder for any reason. Any person that is ineligible to participate in this Plan, but who has participated in the Plan prior to the date hereof, will be terminated as a Plan participant prior to the record date to be established for the regular September 1998 dividend, unless they otherwise take action to become eligible. See "15. Amendment, Modification, Suspension, Termination and Interpretation of the Plan"

     Although it is the desire of the Company to make the Plan available to all eligible shareholders of record wishing to participate, regulations in certain countries limit or prohibit the participation of persons who reside outside the United States in the Plan. Therefore, enrollment and participation in the Plan is limited to residents of the United States.

     B.   Nominees for Beneficial Owners

     Only shareholders of record (excluding banks, brokers, clearing agencies and other entities that hold Shares in "street name" or as a nominee for shareholders, whether in brokerage accounts or otherwise) who have been enrolled in the Plan for a period of at least 30 days prior to the payment date for a dividend may participate in the Plan. A beneficial owner of Shares that are held of record by a nominee may participate in the Plan only by causing his or her Shares to be transferred directly into the name of such beneficial owner, and participation in the Plan will be limited to the Shares held of record by such holder. If your Shares are held in the name of a bank, broker or clearing agency, you must make arrangements to have at least 100 Shares transferred to you and registered in your name before you are eligible to participate in the Plan. If you have any questions in this regard, please contact SunTrust Bank, Atlanta, IRT Dividend Reinvestment Plan, P.O. Box 4625, Atlanta, Georgia 30302,(404) 588-7822.

     Confirmation of purchases and statements of account under the Plan, annual and other reports, and other communications from the Company will be directed to the address of the shareholder of record.

5.   PRICE OF SHARES

     All Shares that are acquired directly from the Company with reinvested dividends will be credited to your Plan account at a Purchase Price equal to the greater of: (i) the average of the daily high and low sales prices of the Common Stock during a "Pricing Period," consisting of the 12 Trading Days immediately preceding the applicable dividend payment date, or (ii) the average of the daily high and low sales prices on the dividend payment date. These averages will be computed up to three decimal places, if necessary, based on the consolidated trading of the Common Stock as defined by the Consolidated Tape Association and reported on the NYSE composite tape. A "Trading Day" means a day on which trades in Common Stock are reported on the NYSE. The fair market value of the Company's Common Stock on the dividend payment date is likely to differ from the fair market value for the Pricing Period immediately preceding the dividend payment date.

     All Shares purchased under the Plan through open market purchases, whether on a securities exchange or over-the-counter market where such Shares are traded, in negotiated transactions, or otherwise than from the

Company, will be acquired as soon as practicable on or after the applicable dividend payment date, and will be credited to your Plan account at a Purchase Price equal to the weighted average price paid for such Shares, computed up to three decimal places, if necessary, paid by the Agent for Common Stock purchased by the Plan through such open market purchases. While the Company will pay all brokerage fees on Shares purchased on the open market, for tax purposes, these fees will be considered as additional dividend income to you. See "14. Certain Federal Income Tax Considerations Applicable to Plan Participants."

6.   PURCHASES

     Shares acquired from the Company pursuant to the Plan will be purchased for the accounts of the participants as of the close of business on the dividend payment date. The Plan may be required and reserves the right to make purchases from persons other than the Company over two or more consecutive business days. No Shares will be sold by the Company to participants in the Plan at less than the par value of such shares. Purchases of Shares other than from the Company may be made on any securities exchange or over-the-counter or other market where such Shares are traded, or in negotiated transactions, and are subject to such terms and conditions, including price and delivery, to which the Agent may agree. For the purpose of making purchases, the Agent will commingle each participant's funds with those of all other participants. Purchases of Company Shares for the accounts of the participants shall be made solely by and through the Agent.

     The number of Shares purchased for you will depend on the amount of your dividends and the applicable Purchase Price per Share. Your account will be credited with that number of Shares, including fractions computed to three decimal places, equal to your total amount to be invested divided by the applicable Purchase Price per Share.

     Historically, cash dividends on Company Shares have been paid on March 1, June 1, September 1 and December 1 of each year; however, cash dividends are payable only when, as and if declared by the Company's Board of Directors. The record dates of such dividends are generally set during the month prior to the dividend payment date. Participants will become record shareholders of Shares purchased on their behalf pursuant to the Plan and will not become entitled to receive cash dividends thereon until the dividend record date following the date of purchase of such Shares.

     Optional cash purchases are not permitted under the Plan at this time.

7.   COSTS

     There are no out-of-pocket costs to participants in connection with purchases under the Plan. All costs of administration of the Plan are paid by the Company and all brokerage fees and commissions on Shares purchased under the Plan are paid by the Company.

8.   REPORTS TO PARTICIPANTS

     After each purchase under the Plan, you will receive a statement of your account from the Agent. These statements are your continuing record of current activity and should be retained for tax purposes. In addition, you will continue to receive copies of the various other communications sent to holders of the Common Stock, including the Company's interim reports, annual reports, the notice of annual meeting, proxy statement and the information you will need for reporting your dividend income for federal income tax purposes. PARTICIPANTS ARE URGED TO KEEP ALL PLAN ACTIVITY STATEMENTS IN THEIR PERMANENT RECORDS FOR INCOME TAX PURPOSES. The Plan may charge participants for providing duplicates of information previously provided.

9.   CERTIFICATES FOR SHARES

     Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued to you for Shares credited to your Plan account unless you request the Agent in writing to do so or unless your account is terminated. The number of Shares credited to your account under the Plan will be shown on the statements of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

     At any time, you may request in writing that the Agent send you a certificate for all or part of the whole Shares credited to your account, and such certificate(s) will be delivered to you without charge. This request should be mailed to: SunTrust Bank, Atlanta, IRT Dividend Reinvestment Plan, P.O. Box 4625, Atlanta, Georgia 30302. Any remaining whole and fractional Shares will continue to be included in your account.

     Accounts under the Plan are maintained in the name in which your Shares are registered at the time you enter the Plan. Consequently, certificates for whole Shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these Shares registered and issued in a different name, you must so indicate in a written request. This would constitute reregistration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

     Shares credited to your account under the Plan may not be pledged or assigned and any such purported pledge or assignment will be void. If you want to pledge or assign such Shares, you must request that a certificate for such Shares be issued in your name.

     Certificates for fractional Shares will not be issued under any circumstances, and, upon termination of your participation in the Plan, as discussed below, you will receive the value of such fractional Shares based upon the closing price of the Company's Common Stock, as reported on the NYSE composite tape, on the last Trading Day prior to the date on which the Agent receives written notice of your termination (the "Fractional Share Price"). For all purposes, including, without limitation, federal income tax purposes, the receipt of cash in lieu of fractional shares from the Agent under any circumstances will be treated as a sale of such fractional shares in the open market.

10.  WITHDRAWAL FROM THE PLAN

     You may cease participating in the Plan at any time by written notice to the Agent. Such notice should be addressed to: SunTrust Bank, Atlanta, IRT Dividend Reinvestment Plan, P.O. Box 4625, Atlanta, Georgia 30302.

     Following the withdrawal of a participant, such participant's Shares may not remain on deposit with the Agent. Upon withdrawal you may elect to receive:
(a) Share certificates for whole Shares held for your account in the Plan, plus a check for the value of any fractional Shares, based upon the Fractional Share Price; or (b) a check for: (i) the proceeds from the sale of all whole Shares held for your account, based upon the actual market price received by the Agent for such Shares, less any brokerage fees or commissions and any applicable transfer tax, and (ii) the value of all fractional Shares held for your account, based upon the Fractional Share Price. With respect to whole shares sold by the Agent on your behalf, the sale will be made for your account within ten business days after receipt of your request for withdrawal.

11.  RIGHTS OFFERINGS, SHARE SPLITS AND SHARE DIVIDENDS

     In the event that the Company makes available to its Shareholders rights to subscribe for additional Shares or other securities, participants will receive rights based upon the total number of whole Shares that he or she owns, both certificate Shares and Shares held by the Agent pursuant to the Plan.

     Any Shares distributed as a result of a dividend of Shares on, or a split of Shares of, Shares held by and in the name of the Agent for the accounts of participants under the Plan will be retained by the Agent and credited proportionally to the accounts of all participants in the Plan.

12.  VOTING OF SHARES

     A proxy will be sent to you, as a shareholder of record, in connection with any annual or special meeting of Company shareholders. This proxy will apply to all Shares, including fractional Shares, registered in your name, if any, as well as to all Shares, including fractional Shares, credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

     If the proxy card is returned signed, and no voting instructions are given with respect to any item thereon, all of the participant's Shares will be voted in accordance with the recommendation of the Company's management. This is the same procedure that is followed for all shareholders who return proxies and do not provide instructions. If the proxy card is returned unsigned, none of the participant's Shares will be voted.

13.  SALES AND TRANSFERS OF SHARES

     If you dispose of all Shares registered in your name, your Plan account will be terminated and the Agent will deliver to you a certificate representing the number of whole Shares credited to you under the Plan, and a check for the value of any fractional Share. If you are reinvesting the cash dividends on all of the Shares registered in your name and you dispose of a portion of such Shares, the Agent will continue to reinvest dividends on the remainder of the Shares registered in your name.

     If you have directed the Agent to reinvest dividends on a number of the Shares specified in your Authorization Card and to remit cash dividends to you on the remainder of your Shares, and you dispose of a portion of your Shares, the Agent will continue to reinvest dividends on the number of Shares specified on your Authorization Card, or on all of your Shares if that number is less than that specified on the Authorization Card.

14.  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO PLAN PARTICIPANTS

     Any amounts representing distributions from the Company that are reinvested through the Plan will be taxed in the same manner as though they had been received in cash in an amount equal to the fair market value of the whole and fractional Shares credited to your account on the date of distribution. The Company's distributions to shareholders constitute "dividends" for federal income tax purposes up to the amount of the Company's positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income (unless designated as "capital gain" dividends pursuant to applicable Code rules). To the extent that the Company makes a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the shareholder's Common Stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of the shareholder's Common Stock. These same tax consequences will apply whether the reinvested distributions are used to purchase Shares from the Company or otherwise. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the Company on behalf of a Plan participant in connection with purchases other than from the Company also will be treated as distributions from the Company and will be taxed as outlined above. The proper statements for tax reporting purposes will be provided annually to each participant by the Agent. See "Documents Incorporated by

Reference" for information regarding the Company's capital stock and the related description of certain federal income tax considerations.

     The tax basis of any whole or fractional Shares credited to a participant's Plan account will be equal to the fair market value of the distribution payment plus, in the case of Shares purchased by the Plan other than from the Company, the amount of any brokerage commissions or other fees paid by the Plan on behalf of Plan participant, and the holding period for such Common Stock will begin on the following day.

     A participant will recognize a gain or loss when Shares acquired pursuant to the Plan are sold or exchanged by the participant, or upon the participant's receipt of a cash payment in lieu of a fractional Share. The amount of such gain or loss will be the difference between the amount which the participant receives for the Shares, or fraction of a Share, and the participant's tax basis therein.

     For United States federal income tax purposes, the Company is subject to requirements that a portion of any dividend payable to certain foreign shareholders, and possibly United States shareholders for whom withholding requirements are applicable, be withheld and paid to the Internal Revenue Service for the account of such shareholders. The amount of any cash distribution reinvested for any participant in the Plan will in each case be after any reduction necessary to comply with any applicable federal income tax withholding requirements with respect to such participant. Statements confirming purchases made for any such participant will indicate the amount of tax withheld.

     The foregoing is a summary of the principal federal income tax consequences generally applicable to Plan participants. Shareholders are urged to consult with their own tax advisers prior to joining the Plan with respect to the federal, state, local, and foreign tax consequences applicable to participation in the Plan.

15. AMENDMENT, MODIFICATION, SUSPENSION, TERMINATION AND INTERPRETATION OF THE PLAN

     The Company reserves the right to amend, modify, suspend or terminate the Plan or any participation therein, in whole or in part, or in regard to any or all participants, at any time and for any reason, including, without limitation, any actions deemed appropriate by the Company to preserve its ability to qualify as a REIT under the relevant provisions of the Code and any actions to prevent the Plan or a shareholder's participation therein from being uneconomic or inefficient for the Agent to administer, or that such participation in the Plan is not in the best interests of the Company or its shareholders generally. All participants will be sent written notice of any such amendment, modification, suspension or termination. A participant that is terminated from further participation in the Plan will be notified. If the Plan or participation therein is terminated in whole or in part by the Company, the whole Shares credited to the account of each affected participant, and payment for any fractional Shares, will be distributed to such participant. The amount of any fractional Share payment shall be calculated by the Agent. In the event of suspension of the Plan by the Company, dividends payable on participating Shares after the effective date of suspension will be paid to the participants by check or in such other manner as may be specified by the Company. No modification of the Plan will affect your right to receive a certificate for your whole Shares (and appropriate proceeds for any fractional Share) held in the Plan upon your withdrawal from the Plan. See "4. Shareholder Participation."

     The Company and the Agent also reserve the right to interpret the terms and conditions of the Plan.

16.  RISKS OF MARKET PRICE FLUCTUATIONS

     A participant's investment in Shares purchased under the Plan is no different from any investment in Shares directly held. Accordingly, neither the Company nor the Agent can assure a profit or protect participants against a loss on Shares purchased under the Plan, and each participant bears the risk of loss and enjoys the benefits of any gain from market price changes with respect to Shares purchased under the Plan.

17.  LIMITATIONS ON LIABILITY OF THE COMPANY

     Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices at which the Shares are purchased for a participant's account and the times when such purchases are made, or (c) any fluctuation in the market value after the purchase of Shares.

18.  INQUIRIES REGARDING THE PLAN

     All inquiries concerning the Plan should be directed to the Agent. A participant should include in all correspondence his or her shareholder account number, taxpayer identification number (Social Security Number), and a day-time telephone number where he or she may be contacted during normal working hours to facilitate a prompt response.

19.  GOVERNING LAW

     The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Georgia.

                                 USE OF PROCEEDS

     The Company intends to use any net proceeds that it receives from sales of Shares by the Company to the Plan for general corporate purposes.

                                     EXPERTS

     The financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia.

                                 INDEMNIFICATION

     The Georgia Business Corporation Code (the "GBCC") permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of his action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's By-Laws provide for the indemnification of the Company's directors, officers, employees and agents in accordance with the GBCC. Georgia law also provides that, with certain exceptions, the above rights will not be deemed exclusive of other rights of indemnification contained in any bylaw, resolution or agreement approved by the holders of a majority of the stock. The Company's By-Laws provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the GBCC. The Company has purchased and maintains such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

===============================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION SHOULD NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY
DISTRIBUTION OF THE SECURITIES TO WHICH THIS
PROSPECTUS RELATES SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
COMPANY OR ITS SUBSIDIARIES SINCE THE DATE
HEREOF OR THAT THE INFORMATION CONTAINED HEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS
DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO
PURCHASE, ANY SECURITIES OTHER THAN THE
SECURITIES TO WHICH IT RELATES OR AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO PURCHASE
THE SECURITIES OFFERED BY THIS PROSPECTUS IN
ANY JURISDICTION IN WHICH SUCH AN OFFER OR
SOLICITATION IS NOT LAWFUL, NOR DOES IT
CONSTITUTE THE SOLICITATION OF A PROXY IN ANY
JURISDICTION TO OR FROM ANY PERSON TO OR FROM
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION WITHIN SUCH JURISDICTION.

              ---------------

             TABLE OF CONTENTS

                                          Page
Available Information......................2
Special Cautionary Notice Regarding
  Forward-Looking Statements...............2
Documents Incorporated by Reference........3
The Company................................4
Description of the Plan....................4
Use of Proceeds...........................11
Experts...................................11
Legal Matters.............................11
Indemnification...........................11

==============================================








===============================================

                1,000,000 SHARES


                  IRT PROPERTY
                    COMPANY

           DIVIDEND REINVESTMENT PLAN



                   [IRT LOGO]



                  COMMON STOCK




           --------------------------
                   PROSPECTUS
           --------------------------






                 JULY 17, 1998
===============================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

              Estimate of expenses of issuance and distribution
              Registration Fee....................................        $ 3,646
              Cost of Printing*...................................          5,000
              Legal Fees*.........................................          4,500
              Accounting Fees*....................................          2,500
              Blue Sky Fees and Expenses*.........................              0
              New York Stock Exchange Listing*....................          5,000
              Miscellaneous*......................................            854
                                                                          -------
                       Total......................................        $21,500
                                                                          =======

         --------------------------
         * Estimated solely for purposes of this filing.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Georgia Business Corporation Code (the "GBCC") permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of his or her action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection therewith.

         The Company's By-Laws provide for the indemnification of the Company's directors, officers, employees and agents in accordance with the GBCC. Georgia law also provides that, with certain exceptions, the above rights will not be deemed exclusive of other rights of indemnification contained in any bylaw, resolution or agreement approved by the holders of a majority of the stock. The Company's By-Laws provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the GBCC. The Company has purchased and maintains such insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

       EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
       -----------                   ----------------------
           4.1      Amended and Restated Articles of Incorporation of IRT
                    Property Company (Incorporated by reference from the
                    Company's Quarterly Report on Form 10-Q for the quarter
                    ended June 30, 1997, Commission File Number 1-7859)

           4.2 By-Laws of IRT Property Company (Incorporated by reference from the Company's Quarterly Report of Form 10-Q for the quarter ended March 31, 1995, Commission File Number
                    1-7859)

           4.3 IRT Property Company's Dividend Reinvestment Plan is set forth in full in the Prospectus included in Part I of this Registration Statement

           5.1      Opinion and consent of Alston & Bird LLP

          23.1      Consent of Arthur Andersen LLP

          23.2      Consent of Alston & Bird LLP (Included in Exhibit 5.1)

          24.1      Powers of Attorney*

          99.1      Form of Authorization Card and Form of Nominee Authorization
                    Card

* Previously filed in the Company's Registration Statement on Form S-3, dated October 27, 1997 (Registration Number 333-38847).

ITEM 17.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, IRT Property Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on the 17th day of July, 1998.

                                        IRT PROPERTY COMPANY

                                        By:  /s/ Thomas H. McAuley
                                           -------------------------------------
                                             Thomas H. McAuley
                                             President, Chief Executive Officer
                                             and Chairman of the Board of
                                             Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                     TITLE                               DATE
               ---------                                     -----                               ----


         /s/ Thomas H. McAuley                    President, Chief Executive                 July 17, 1998
---------------------------------------           Officer and Chairman of the Board
         Thomas H. McAuley                        of Directors
                                                  (Principal Executive Officer)


                  *                               Chief Financial Officer,                   July 17, 1998
---------------------------------------           Executive Vice President and
         Mary M. Thomas                           Director
                                                  (Principal Financial and
                                                  Accounting Officer)


---------------------------------------           Director
         Patrick L. Flinn


                  *                               Director                                   July 17, 1998
---------------------------------------
         Homer B. Gibbs, Jr.


                  *                               Director                                   July 17, 1998
---------------------------------------
         Samuel W. Kendrick


                  *                               Director                                   July 17, 1998
---------------------------------------
         Donald W. MacLeod


                  *                               Director                                   July 17, 1998
---------------------------------------
         Bruce A. Morrice



*   By: /s/ Thomas H. McAuley
       --------------------------------
        Thomas H. McAuley
        Attorney-in-fact

                                INDEX TO EXHIBITS

         EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
         -----------                   ----------------------
             4.1    Amended and Restated Articles of Incorporation of IRT
                    Property Company (Incorporated by reference from the
                    Company's Quarterly Report on Form 10-Q for the quarter
                    ended June 30, 1997, Commission File Number 1-7859)

             4.2 By-Laws of IRT Property Company (Incorporated by reference from the Company's Quarterly Report of Form 10-Q for the quarter ended March 31, 1995, Commission File Number
                    1-7859)

             4.3 IRT Property Company's Dividend Reinvestment Plan is set forth in full in the Prospectus included in Part I of this Registration Statement

             5.1    Opinion and consent of Alston & Bird LLP

            23.1    Consent of Arthur Andersen LLP

            23.2    Consent of Alston & Bird LLP (Included in Exhibit 5.1)

            24.1    Powers of Attorney*

            99.1    Form of Authorization Card and Form of Nominee Authorization
                    Card

* Previously filed in the Company's Registration Statement on Form S-3, dated October 27, 1997 (Registration Number 333-38847).